UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report: June 07, 2005 (Date of earliest event reported)
Finisar Corporation (Exact name of registrant as specified in its charter)

DE (State or other jurisdiction of incorporation)	000-27999 (Commission File Number)	94-3038428 (IRS Employer Identification Number)

1308 Moffett Park Drive (Address of principal executive offices)		94089 (Zip Code)
1-408-548-1000 (Registrant's telephone number, including area code)

Not Applicable (Former Name or Former Address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

On June 9, 2005, Finisar Corporation issued a press release announcing its financial results for the fourth quarter and fiscal year ended April 30, 2005. The press release relating to the financial results is attached hereto as Exhibit 99.1.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(d) On June 7, 2005, David Fries, a Managing Director of VantagePoint Venture Partners ("VantagePoint"), was elected to the Board of Directors of Finisar Corporation ("Finisar"). Mr. Fries has also been elected to the Compensation Committee and the Nominating and Corporate Governance Committee of the Finisar Board of Directors (the "Board"). Mr. Fries has been a senior-level venture capitalist for more than 20 years. Prior to joining VantagePoint, he was the Chief Executive Officer of Productivity Solutions, Inc., a Florida-based developer of automated checkout technologies for food and discount retailers. For seven years prior to that, he was a general partner of Canaan Partners, a venture capital firm. Mr. Fries began his career at General Electric Company, where he served 17 years in numerous executive roles in engineering, manufacturing, senior management and finance. He directed GE Venture Capital's California operation, which later became Canaan Partners. Mr. Fries received a B.S. from Florida Atlantic University and a PhD in Physical Chemistry from Case Western Reserve University.

As disclosed in Finisar's Current Report on Form 8-K dated April 18, 2005, to report the acquisition by VantagePoint of 34 million shares of Finisar common stock from Infineon Technologies AG that had been issued to Infineon on January 31, 2005 in connection with Finisar's acquisition of Infineon's optical transceiver product lines, Finisar entered into an agreement with VantagePoint under which Finisar agreed to use its reasonable best efforts to elect a nominee of VantagePoint to Finisar's Board, provided that the nominee was reasonably acceptable to the Board's Nominating and Corporate Governance Committee as well as the full Board. Mr. Fries' election to the Board is the result of that agreement. The Nominating and Corporate Governance Committee evaluated Mr. Fries' qualifications against the criteria and pursuant to the policies and procedures regarding candidates for director described in Finisar's proxy statement for the meeting of stockholders held on May 6, 2005 and recommended his election to the full Board.

Finisar has filed a registration statement to provide for the resale of the shares held by VantagePoint and certain distributees of VantagePoint.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

(a) On June 7, 2005, the Board of Directors of Finisar adopted resolutions pursuant to Section 2.1 of Finisar's Bylaws to fix the authorized number of directors at six. Finisar's Bylaws, as amended, are filed as Exhibit 3.4 to Finisar's Form S-1 Registration Statement (No. 333-52546) filed with the Commission on December 1, 2001, which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(a) Financial statements:
            None
(b) Pro forma financial information:
            None
(c) Exhibits

            99.1       Press Release of Finisar Corporation dated June 09, 2005

Exhibit 99.1 shall not be deemed "filed" for purposes of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 09, 2005	FINISAR CORPORATION By: /s/ Stephen K. Workman Stephen K. Workman Senior Vice President, Finance, Chief Financial Officer and Secretary

Exhibit Index
Exhibit No.	Description
99.1	Press Release of Finisar Corporation dated June 09, 2005